UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported):  October 30, 2015

PAID, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28720	73-1479833
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

200 Friberg Parkway Suite 4004 Westborough, Massachusetts	01581
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 861-6050

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

The Company accepted subscriptions from various stockholders (“Investors”) for the purchase of 102,857,142 shares of common stock at $.00175 per share (the “Shares”), plus 5-year warrants for the purchase of 102,857,142 shares at $.00175 per share (the “Warrants” and collectively with the Shares, the “Securities”), in a private placement. The total proceeds received for the Shares were $180,000. The number of Shares and shares underlying the Warrants (and associated exercise price with respect to the Warrants) will be adjusted for the 1:50 reverse stock split, whereby every 50 shares of Common Stock of the Company is converted automatically into 1 share, which split was effective October 7, 2015. The Company plans to use the proceeds from the sale of the Shares and upon exercise of the Warrants for general corporate purposes.

The Securities are issued and granted in reliance upon the exemptions from registration under the Securities Act of 1933, as amended, provided by Section 4(2) and Rule 506 of Regulation D promulgated thereunder. The Securities were offered and issued directly by the Company and do not involve a public offering or general solicitation. Each of the Investors in the private placement is an "Accredited Investor" as that term is defined in Rule 501 of Regulation D and is acquiring the Securities for investment only and not with a present view toward, or for resale in connection with, the public sale or distribution thereof.

A copy of the form of Warrant is attached as Exhibit 4.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

4.1	Form of Warrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAID, INC.

Date: November 5, 2015	By:	/s/ W. Austin Lewis, IV
W. Austin Lewis, IV, President and CFO

EXHIBIT INDEX

Exhibit Number	Description

4.1	Form of Warrant